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EXHIBIT 23.5   CONSENT OF KPMG PEAT MARWICK LLP FOR PULSE BANCORP, INC.

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EXHIBIT 23.5   CONSENT OF KPMG PEAT MARWICK LLP FOR PULSE BANCORP, INC.


                       INDEPENDENT ACCOUNTANTS' CONSENT
                       --------------------------------



               The Board of Directors
               Pulse Bancorp, Inc.:

               We consent to incorporation by reference in the registration statement filed on Form S-4, dated September 17, 1998, of our report dated October 24, 1997, relating to the consolidated statements of financial condition of Pulse Bancorp, Inc. and subsidiaries as of September 30, 1996 and 1997 and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report is included in the September 30, 1997 Annual Report on form 10-K of Pulse Bancorp, Inc., incorporated by reference in the registration statement and to the reference to our firm under the heading "Experts" in the registration statement.


                                             /S/ KPMG PEAT MARWICK LLP



               Short Hills, New Jersey
               September 16, 1998